Exhibit 99

Manning & Napier, Inc. Appoints Paul J. Battaglia, Jr. as Chief Financial Officer

FAIRPORT, NY, March 28, 2018– Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today announced the appointment of Paul J. Battaglia, Jr. as Chief Financial Officer effective March 26, 2018. Mr. Battaglia most recently served as Manning & Napier’s Vice President of Finance, having joined the Company in 2004. He brings to the position an extensive knowledge of corporate finance and an intimate understanding of Manning & Napier’s finances, capital structure and strategy. Mr. Battaglia will report to the Office of the CEO.

During his 14-year tenure with Manning & Napier, Mr. Battaglia, age 39, has overseen the firm’s strategic planning, budget, financial reporting, investor relations and serves as Chairman of the Product Seeding Committee. Prior to joining Manning & Napier, Mr. Battaglia served as an Audit Associate at PricewaterhouseCoopers in Boston, MA and Rochester, NY. Mr. Battaglia earned a BBA/MBA in Accounting and Finance from St. Bonaventure University in 2001. He is also a Certified Public Accountant (CPA).

After more than 30 years of dedicated service with Manning & Napier, Beth Galusha, Principal Financial Officer, Chief Accounting Officer, and Treasurer has announced her retirement. She will remain with the Company in an advisory capacity until the end of May 2018.

Jeff Coons, Co-CEO and President of Manning & Napier, commented, “Paul has been a dedicated executive who has added value throughout the firm during his 14 year tenure. He played an integral role during and after the Company’s IPO, and more recently has overseen the firm’s investor relations function. Paul represents the next generation of leaders we have at the firm, and we are excited for his future contributions as we continue to execute on our long-term growth strategy.” Commenting further, Coons added, “Beth has been an invaluable financial executive serving in many roles since joining the Company in 1987. She has worked closely with Paul for more than 14 years leading to this successful transition. On behalf of the entire Company, we wish Beth well in retirement and thank her for many years of dedication.”

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer U.S. and non-U.S. equity, fixed income, and a range of blended asset portfolios, such as life cycle funds and actively-managed exchange-traded fund (“ETF”)-based portfolios. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY.

Safe Harbor Statement

This press release and other statements that the Company may make may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what it currently knows about its business and operations, there can be no assurance that its actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ from its expectations or beliefs include, without limitation: changes in securities or financial markets or general economic conditions; a decline in the performance of the Company’s products; client sales and redemption activity; changes of government policy or regulations; and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Investor Relations Contact

Sean Silva

Prosek Partners

646-493-9632

ssilva@prosek.com

Public Relations Contact

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

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